Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES SECOND QUARTER 2007 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 3Q07 AND CONFERENCE CALL

VANCOUVER, WASHINGTON, July 25, 2007 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $4.9 million for the second quarter ended June 30, 2007, an improvement of $693,000 or 16.5% over net income of $4,188,000 for the second quarter of 2006. Diluted earnings per share for the 2007 second quarter were $.42, as compared to diluted earnings per share of $.36 for the same quarter a year ago.

Net revenues for the second quarter ended June 30, 2007 totaled $63.9 million, a decrease of approximately $769,000 or 1.2% from the $64.7 million for the same quarter in 2006.

	(Unaudited)		(Unaudited)
($ in thousands, except per share amounts)	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
Results of Operations	2007	2006	2007	2006
Revenues:
Staffing services	$29,747	$30,567	$57,762	$57,228
Professional employer service fees	34,139	34,088	66,712	65,712
Total revenues	63,886	64,655	124,474	122,940
Cost of revenues:
Direct payroll costs	22,416	22,831	43,558	42,682
Payroll taxes and benefits	20,542	20,437	44,453	43,274
Workers’ compensation	5,964	7,198	11,808	13,752
Total cost of revenues	48,922	50,466	99,819	99,708
Gross margin	14,964	14,189	24,655	23,232
Selling, general and administrative
expenses	7,727	7,882	15,115	15,102
Depreciation and amortization	316	329	665	630
Income from operations	6,921	5,978	8,875	7,500
Other income, net	790	670	1,575	1,302
Income before taxes	7,711	6,648	10,450	8,802
Provision for income taxes	2,830	2,460	3,841	3,257
Net income	$4,881	$4,188	$6,609	$5,545
Basic earnings per share	$.43	$.37	$.58	$.50
Weighted average basic shares
outstanding	11,263	11,203	11,259	11,140
Diluted earnings per share	$.42	$.36	$.57	$.48
Weighted average diluted shares
outstanding	11,690	11,683	11,686	11,672

Barrett Business Services, Inc.

News Release – Second Quarter 2007

July 25, 2007

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Staffing services	$29,747	$30,567	$57,762	$57,228
Professional employer services	237,957	226,845	467,470	435,519
Total revenues	267,704	257,412	525,232	492,747
Cost of revenues:
Direct payroll costs	224,605	214,247	441,233	410,212
Payroll taxes and benefits	20,542	20,437	44,453	43,274
Workers’ compensation	7,593	8,539	14,891	16,029
Total cost of revenues	252,740	243,223	500,577	469,515
Gross margin	$14,964	$14,189	$24,655	$23,232

Gross revenues of $267.7 million for the second quarter ended June 30, 2007 rose 4.0% over the similar period in 2006. For the first six months of 2007, gross revenues of $525.2 million increased 6.6% over the comparable 2006 period.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the second quarters ended June 30, 2007 and 2006:

	(Unaudited) Three Months Ended June 30,
(in thousands)	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2007	2006	2007	2006	2007	2006
Revenues:
Staffing services	$29,747	$30,567	$—	$—	$29,747	$30,567
Professional
employer services	237,957	226,845	(203,818)	(192,757)	34,139	34,088
Total revenues	$267,704	$257,412	$(203,818)	$(192,757)	$63,886	$64,655
Cost of revenues	$252,740	$243,223	$(203,818)	$(192,757)	$48,922	$50,466

Barrett Business Services, Inc.

News Release – Second Quarter 2007

July 25, 2007

For the six months ended June 30, 2007 and 2006:

	(Unaudited) Six Months Ended June 30,
(in thousands)	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2007	2006	2007	2006	2007	2006
Revenues:
Staffing services	$57,762	$57,228	$—	$—	$57,762	$57,228
Professional
employer services	467,470	435,519	(400,758)	(369,807)	66,712	65,712
Total revenues	$525,232	$492,747	$(400,758)	$(369,807)	$124,474	$122,940
Cost of revenues	$500,577	$469,515	$(400,758)	$(369,807)	$99,819	$99,708

William W. Sherertz, President and Chief Executive Officer, commented: “We are pleased with our record second quarter earnings and anticipate a stronger performance in the third quarter.”

The following summarizes the unaudited consolidated balance sheets at June 30, 2007 and December 31, 2006.

Barrett Business Services, Inc.

News Release – Second Quarter 2007

July 25, 2007

(in thousands)	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$71,025	$69,874
Marketable securities	3,625	3,159
Trade accounts receivable, net	36,906	31,328
Prepaid expenses and other	2,109	1,940
Deferred income taxes	4,182	4,699
Workers’ compensation receivables for insured claims	225	225
Total current assets	118,072	111,225
Marketable securities	411	406
Goodwill, net	28,036	27,536
Intangibles, net	62	75
Property, equipment and software, net	13,279	13,502
Restricted marketable securities and workers’ compensation deposits	2,656	2,616
Other assets	1,893	2,143
Workers’ compensation receivables for insured claims	4,295	4,678
	$168,704	$162,181

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,327	$1,545
Accrued payroll, payroll taxes and related benefits	34,788	33,372
Income taxes payable	847	—
Other accrued liabilities	937	516
Workers’ compensation claims liabilities	3,253	3,843
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	7,815	7,519
Total current liabilities	49,192	47,020
Customer deposits	689	817
Long-term workers’ compensation claims liabilities	3,976	5,295
Long-term workers’ compensation liabilities for insured claims	2,931	3,011
Deferred income taxes	2,449	1,545
Deferred gain on sale and leaseback	732	793
Stockholders’ equity	108,735	103,700
	$168,704	$162,181

Barrett Business Services, Inc.

News Release – Second Quarter 2007

July 25, 2007

Outlook for Third Quarter 2007

The Company also disclosed today limited financial guidance with respect to its operating results for the third quarter ending September 30, 2007. The Company expects gross revenues for the third quarter of 2007 to range from $296 million to $302 million, an increase of approximately 9.2% over the third quarter of 2006, and anticipates diluted earnings per share for the third quarter of 2007 to range from $.56 to $.59 per share, an increase of approximately 19.8% over the $.48 per share for the same period a year ago. These projected operating results include the effect of the July 2, 2007 acquisition of Strategic Staffing, Inc. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the third quarter of 2007 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

On July 26 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss second quarter 2007 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 7359648. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Thursday, July 26, 2007 at 12:00 p.m. PT and ending on August 2, 2007. To listen to the recording, dial (800) 642-1687 and enter conference identification code 7359648.

Statements in this release about future events or performance, including earnings expectations for the third quarter of 2007, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets and the collectibility of accounts receivable, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2006 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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